Exhibit 99.1

Press Release
Liberty Global to Present at the Goldman Sachs
21st Annual Communacopia Conference

Englewood, Colorado - September 17, 2012:

Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Goldman Sachs 21st Annual Communacopia Conference on Thursday, September 20, 2012 at 2:05 p.m. Eastern Time at the Conrad Hotel in New York. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global, Inc.
Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet, and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 34 million services as of June 30, 2012.

Liberty Global's consumer brands include UPC, Unitymedia, KabelBW, Telenet and VTR. Our operations also include Chellomedia, our content division, UPC Business, a commercial services division and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com.

Liberty Global Contacts

Investor Relations		Corporate Communications
Christopher Noyes	+1 303 220 6693	Hanne Wolf	+1 303 220 6678
Oskar Nooij	+1 303 220 4218	Bert Holtkamp	+31 20 778 9800